Exhibit 23.2

[LETTERHEAD OF GRANT THORNTON APPEARS HERE]

Consent of Independent Registered Public Accounting Firm

KH Funding Company

We have issued our report dated February 14, 2004, accompanying the financial statements of KH Funding Company contained in the Form SB-2, Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Vienna, Virginia

June 30, 2004